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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 6, 2003, except as to Note 16 for which the date is July 8, 2003 and except as to Notes 4 and 17 for which the date is March 19, 2004, relating to the consolidated financial statements of MedicalCV, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Minneapolis, Minnesota
June 9, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM